ARMOUR RESIDENTIAL REIT, INC. REPORTS Q4 2014 ANNUALIZED ROE OF 8.96% ON
CORE AND ESTIMATED TAXABLE REIT INCOME OF $41.1 MILLION

VERO BEACH, Fla. - February 24, 2015 -- ARMOUR Residential REIT, Inc. (NYSE: ARR, ARR PrA, and ARR PrB) (“ARMOUR” or the “Company”) today announced financial results for the quarter ended December 31, 2014.

Q4 2014 Highlights and Financial Information

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Core Income and estimated taxable Real Estate Investment Trust ("REIT") income of approximately $41.1 million or $0.10 per Common share, which represents a 8.96% return on stockholders' equity at the beginning of the quarter

•	Q4 2014 Generally Accepted Accounting Principles ("GAAP") net loss of approximately $(143.2) million or $(0.41) per Common share

•	Stockholders’ equity as of December 31, 2014 was approximately $1.75 billion or $4.39 per Common share

•	December 31, 2014 ratios of debt to stockholders’ equity (“leverage”) and interest rate hedges were 7.94 to 1 and 93.9%, respectively

•	Liquidity as of December 31, 2014, consisting of cash and unpledged securities, of approximately $1.0 billion

•	Q4 2014 average yield on assets of 2.71% and average net interest margin of 1.27%

•	Q4 2014 annualized average principal repayment rate (CPR) of 6.45%

•	Stock outstanding as of December 31, 2014:
Common - 353,158,749 shares
Series A Cumulative Redeemable Preferred - 2,180,572 shares
Series B Cumulative Redeemable Preferred - 5,650,000 shares

•	Q4 2014 weighted average diluted Common shares were 357,134,281

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Additional updated information on the Company’s investment, financing and hedge positions can be found in ARMOUR Residential REIT, Inc.'s most recent “Company Update.” ARMOUR posts unaudited and unreviewed Company Updates each month on www.armourreit.com

Q4 2014 Results

Core Income and Estimated Taxable REIT Income
Core Income for the quarter ended December 31, 2014, was approximately $41.1 million. “Core Income” represents a non-GAAP measure and is defined as net income excluding impairment losses, gains or losses on sales of securities and early termination of derivatives, unrealized gains or losses on derivatives and U.S. Treasury Securities and certain non-recurring expenses. Core Income may differ from GAAP net income, which includes the unrealized gains or losses of the Company’s derivative instruments and the gains or losses on Agency Securities and U.S. Treasury Securities.

Estimated taxable REIT income for the quarter ended December 31, 2014, was approximately $41.1 million. The Company distributes dividends based on its estimate of taxable earnings, not based on net income

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ARMOUR Residential REIT, Inc. Reports Q4 2014 Annualized ROE of 8.96% on Core and Estimated Taxable REIT Income of $41.1 million

February 24, 2015

calculated in accordance with GAAP. Taxable REIT income and GAAP net income will generally differ primarily because of the non-taxable unrealized changes in the value of the Company’s derivatives, which the Company uses as economic hedges, and other than temporary impairment of Agency Securities to be sold in later periods. These gains/losses on derivatives are included in GAAP net income, whereas valuation changes are not included in taxable income. Additionally, capital losses realized for tax purposes will be carried forward to offset future capital gains. However, interest expense on U.S. Treasury Securities sold short, which was $1.1 million in Q4 2014, is tax deductible.

GAAP Net Income (Loss)
For the purposes of computing GAAP net income (loss), the change in fair value of the Company’s derivatives is reflected in current period net income, while the change in fair value of its Agency Securities is reflected in its statement of comprehensive income. GAAP net loss for Q4 2014 was approximately $(143.2) million, including losses on security sales of approximately $(1.9) million.

Dividends
The Company paid dividends of $0.05 per Common share of record for each month of Q4 2014, resulting in payments to Common stockholders of approximately $53.8 million. The Company also paid monthly dividends in Q4 2014 of $0.171875 per outstanding share of 8.250% Series A Cumulative Redeemable Preferred Stock and $0.1640625 per outstanding share of 7.875% Series B Cumulative Redeemable Preferred Stock, resulting in payments to preferred stockholders of an aggregate of approximately $3.9 million. The Company's taxable REIT income and dividend requirements to maintain REIT status are determined on an annual basis. Dividends in excess of taxable REIT income for the year will generally be treated as non-taxable return of capital to Common stockholders. Our REIT dividend requirements are based on the amount of our ordinary taxable income. Realized capital losses do not affect the amount of the Company’s ordinary taxable income, but will generally be available to offset capital gains realized primarily through 2018.

Per Share Amounts
Per Common share amounts are net of applicable Preferred Stock dividends and liquidation preferences. The denominators used to calculate per Common share amounts for the quarter ended December 31, 2014, reflect, to the extent dilutive, the effects of 1.1 million unvested stock awards.

Portfolio
During Q4 2014, the Company sold approximately $0.3 billion of Agency Securities, resulting in gains of approximately $0.1 million. All of the Q4 sales of Agency Securities settle in Q1 2015. As of December 31, 2014, the Company’s portfolio consisted of Fannie Mae, Freddie Mac and Ginnie Mae mortgage securities, substantially all of which are fixed rate securities, and was valued at $15.3 billion on a trade date basis. During Q4 2014, the annualized yield on average assets was 2.71%, and the annualized cost of funds on average liabilities (including realized cost of hedges) was 1.44%, resulting in a net interest spread of 1.27% for Q4 2014.

Portfolio Financing, Leverage and Interest Rate Hedges
As of December 31, 2014, the Company financed its portfolio with approximately $13.9 billion of borrowings under repurchase agreements. The Company’s leverage ratio as of December 31, 2014, was 7.94 to 1. As of December 31, 2014, the Company’s liquidity totaled approximately $1.0 billion, consisting of approximately

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ARMOUR Residential REIT, Inc. Reports Q4 2014 Annualized ROE of 8.96% on Core and Estimated Taxable REIT Income of $41.1 million

February 24, 2015

$494.6 million of cash and equivalents, plus approximately $490.5 million of unpledged Agency Securities (including Agency Securities received as collateral).

As of December 31, 2014, the following information was available related to the Company’s interest rate risk and hedging activities: The Company’s repurchase agreements had a weighted-average maturity of approximately 60 days. The Company had a notional amount of approximately $13.0 billion of various maturities of interest rate swap contracts with a weighted average swap rate of 1.60%. The Company had a notional amount of approximately $10.0 million of various maturities of Eurodollar futures contracts sold at a weighted average swap equivalent rate of 2.11%. In Q4 the Company also realized $(2.0) million loss on U.S. Treasury Securities sold short.

Regulation G Reconciliation
Taxable REIT income is calculated according to the requirements of the Internal Revenue Code (“the Code”) rather than GAAP. The Company plans to timely distribute at least 90% of its taxable REIT income in order to maintain its tax qualification as a REIT under the Code. The Company believes that taxable REIT income is useful to investors because taxable REIT income is directly related to the amount of dividends the Company is required to distribute in order to maintain its REIT tax qualification status. Core Income also excludes gains and losses on security sales. However, because taxable REIT income and Core Income are incomplete measures of the Company’s financial performance and involve differences from net income computed in accordance with GAAP, taxable REIT income and Core income should be considered as supplementary to, and not as a substitute for, the Company’s net income computed in accordance with GAAP as a measure of the Company’s financial performance.

The following table reconciles the Company’s results from operations to Core Income and estimated taxable REIT income for the quarter ended December 31, 2014.

Quarter Ended December 31, 2014
(in thousands)
GAAP net income	$(143,172)
Book to tax differences:
Changes in interest rate contracts	184,710
Loss on Security Sales	1,869
Amortization of deferred hedging costs	(2,273)
Other	5
Core Income and estimated taxable REIT income	$41,139

Common Stock
The Company issued 14,398 shares of Common stock during Q4 2014 under its dividend reinvestment plan at a weighted average price of $3.88 per share. As of December 31, 2014, there were 353,158,749 Common shares outstanding. During the quarter ended December 31, 2014 the Company repurchased 4,203,700 shares of our outstanding Common stock under a stock repurchase program at a weighted average price of $3.75 per share for an aggregate cost of $15.8 million.

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ARMOUR Residential REIT, Inc. Reports Q4 2014 Annualized ROE of 8.96% on Core and Estimated Taxable REIT Income of $41.1 million

February 24, 2015

Preferred Stock
As of December 31, 2014, there were 2,180,572 shares of 8.250% Series A Cumulative Redeemable Preferred Stock and 5,650,000 shares of 7.875% Series B Cumulative Redeemable Preferred Stock outstanding.

Conference Call
As previously announced, the Company will provide an online, real-time webcast of its conference call with equity analysts covering Q4 2014 operating results on Wednesday, February 25, 2015 at 8:00 a.m. (Eastern Time). The live broadcast will be available online and can be accessed at http://www.videonewswire.com/event.asp?id=101697. To monitor the live webcast, please visit the website at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software. An online replay of the event will be available on the Company's website at www.armourreit.com and continue for one year.

ARMOUR Residential REIT, Inc.
ARMOUR is a Maryland corporation that invests primarily in fixed rate, hybrid adjustable rate and adjustable rate residential mortgage backed securities. These securities are issued or guaranteed by U.S. Government-sponsored entities and Ginnie Mae. The Company is externally managed and advised by ARMOUR Capital Management LP (“ACM” formerly called ARMOUR Residential Management LLC) an investment advisor registered with the Securities and Exchange Commission (“SEC”). ARMOUR Residential REIT, Inc. intends to qualify and has elected to be taxed as a REIT under the Code for U.S. federal income tax purposes.

Safe Harbor
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events.  Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Additional information concerning these and other risk factors are contained in the Company's most recent filings with the SEC. All subsequent written and oral forward-looking statements concerning the Company are expressly qualified in their entirety by the cautionary statements above. The Company cautions readers not to place undue reliance upon any forward-
looking statements, which speak only as of the date made.  The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

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ARMOUR Residential REIT, Inc. Reports Q4 2014 Annualized ROE of 8.96% on Core and Estimated Taxable REIT Income of $41.1 million

February 24, 2015

Additional Information and Where to Find It
Investors, security holders and other interested persons may find additional information regarding the Company at the SEC’s Internet site at http://www.sec.gov/, or the Company website www.armourreit.com or by directing requests to: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: Investor Relations.

CONTACT:     investors@armourreit.com

James R. Mountain
Chief Financial Officer
ARMOUR Residential REIT, Inc.
(772) 617-4340

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